Exhibit 4.2

SHARE CERTIFICATE

Certificate Number	Number of Shares

ReneSola Ltd

(No: BC1016246)

(the “Company”)

Incorporated in the British Virgin Islands

THIS IS TO CERTIFY THAT                                               of                                               is/are the registered holder of                                           share in the Company subject to the Memorandum and Articles of Association of the Company.

Given under the Common Seal of the Company

this      day of                     ,

_____________________________

Director/Officer